UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 9, 2007

BANK OF HAWAII CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Merchant Street, Honolulu, Hawaii		96813
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code) (808) 537-8430

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2007, Bank of Hawaii Corporation announced that its Board of Directors has elected Daniel C. Stevens, age 51, Vice Chairman and Chief Financial Officer, effective May 15, 2007.  The public announcement was made by means of a press release, the text of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

In connection with the appointment of Daniel C. Stevens as Chief Financial Officer, the Human Resources and Compensation Committee approved a base salary for Mr. Stevens of $350,000, a proposed payout of up to 67.5 percent of his base salary on a prorated basis under the Bank of Hawaii Corporation Executive Incentive Plan and a restricted stock grant award of 4,000 shares of Bank of Hawaii Corporation common stock under the Bank of Hawaii Corporation 2004 Stock and Incentive Plan.

Item 9.01.	Exhibits

(d)	Exhibits

Exhibit No.

99.1         May 9, 2007 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2007	BANK OF HAWAII CORPORATION

/s/ MARK A. ROSSI
Mark A. Rossi Vice Chairman and Corporate Secretary